EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Biovail Corporation, of our report, dated February 25, 1999, except for Note 18 for which the date is September 20, 1999, relating to the consolidated financial statements of Fuisz Technologies Ltd. for each of the three years in the period ended December 31, 1998, which report appears in Biovail Corporation's Form 6-K filed with the Securities and Exchange Commission on April 19, 2000.

PricewaterhouseCoopers LLP
McLean, Virginia
May 4, 2000